EXHIBIT 11


         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 6, 1997, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of the Stein Roe Advisor Trust, (comprising the Stein Roe Advisor Balanced Fund, Stein Roe Advisor Growth & Income Fund, Stein Roe Advisor Growth Stock Fund, Stein Roe Advisor Special Fund, Stein Roe Advisor Special Venture Fund, Stein Roe Advisor International Fund and Stein Roe Advisor Young Investor Fund).

ARTHUR ANDERSEN LLP

Chicago, Illinois
November 20, 1997

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         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 11, 1997 and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of the Stein Roe Advisor Trust, (comprising the Stein Roe Advisor Young Investor
Fund).

ARTHUR ANDERSEN LLP


Chicago, Illinois
November 20, 1997